FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

212-867-2593 or 212-867-2593 brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com, inc. Announces Third Quarter 2005 Financial Results

Company Reports 27% Year-Over-Year Growth in OTC Net Sales

BELLEVUE, WA -- October 27, 2005 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended October 2, 2005. The company reported net sales of $96.6 million and a gross profit of $19.2 million, propelled by year-over-year net sales growth of 27% in its over-the-counter (OTC) segment (excluding wholesale OTC) and 19% in its mail-order pharmacy segment.

"With the exception of our small wholesale OTC business, all of our business units showed solid year-over-year growth," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "Most importantly, we continue to post double-digit growth in our core OTC and mail-order pharmacy businesses. During the third quarter, we saw evidence of strong progress in a number of key metrics for our business. For example, our active customer base is now approaching 2 million, OTC net sales from repeat customers increased by 36% year-over-year, and our average annual customer spend continues to show strong growth over last year, up $17 to $193."

The company also announced today the termination of its wholesale OTC fulfillment agreement with Amazon.com, Inc., effective November 9, 2005. In the third quarter, wholesale OTC sales generated under the agreement with Amazon.com were $1.5 million, with very low margins. Stated Ms. Lepore, "Given the decline in wholesale OTC revenues, low margins associated with this business and considerable management distraction, I made the strategic decision to contact Amazon.com and end our partnership."

Net loss for the third quarter of 2005 was $7.1 million, or $0.08 per share, compared to a net loss of $32.8 million, or $0.43 per share, for the third quarter of 2004. Adjusted EBITDA loss (a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation, and adjusted to exclude non-cash charges for impairment of goodwill and other intangible assets and a non-cash litigation settlement) was $4.6 million for the third quarter of 2005, compared to an adjusted EBITDA loss of $2.2 million for the third quarter of 2004. The company's net loss and adjusted EBITDA loss for the third quarter of 2005 reflects $1.9 million in marketing expenses attributable to the company's brand and personalization campaigns that launched in September.

"Building on our solid foundation and growth in our core businesses, we implemented some exciting new initiatives that we believe will further strengthen our company," added Ms. Lepore. "First, we introduced our new brand on August 15th, giving the company a fresh look. Second, we redesigned the website, including simplifying our check-out procedure to improve order conversion. Next, we expanded our personalization strategy, employing enhanced segmentation to aid order conversion and drive more effective e-mail marketing programs. Finally, we launched an ongoing brand advertising campaign targeted at increasing the awareness of our brand and the breadth of our product offerings. Preliminary feedback from all of these programs has been encouraging."

Outlook for the Fourth Quarter 2005

For the fourth quarter of 2005, drugstore.com, inc. is targeting a net sales range of $105.0 million to $110.0 million, a net loss range of $6.4 million to $7.4 million, and an EBITDA loss range of $3.7 million to $4.7 million. As previously disclosed, drugstore.com operates on a 52/53 week retail calendar year, with each quarter in a 52-week fiscal year representing a 13-week period. Fiscal year 2004 was a 53-week fiscal year, with the fourth quarter representing a 14-week period. Accordingly, the company's guidance ranges for the fourth quarter of 2005 reflect one less week than the fourth quarter of 2004. The guidance ranges also reflect the termination of the company's wholesale OTC fulfillment agreement with Amazon.com, which termination is effective November 9, 2005.

Financial and Operational Highlights for the Third Quarter of 2005
(all comparisons are made with the third quarter of 2004, unless otherwise noted)

Net Sales Highlights:

  Excluding the company's lower-margin wholesale OTC business, OTC net sales grew by 27%. Overall, OTC net sales grew by 18% to $41.7 million, with net sales from repeat OTC customers growing by 36%. Wholesale OTC net sales were down 60% to $1.5 million.
  Mail-order pharmacy net sales reached an all-time high, growing by 19% to $19.2 million.
  Local pick-up pharmacy net sales grew by 6% to $23.4 million.
  Vision net sales were up 14% to $12.3 million.
  Total order volume grew by 14% to 1.3 million orders.
  Average net sales per order were $77. Average net sales per order were stable at $55 for OTC ($58 excluding wholesale OTC) and grew by 7% to $149 for mail-order pharmacy, by 7% to $111 for local pick-up pharmacy, and by 4% to $83 for vision.
  Net sales from repeat customers represented 80% of net sales.

Key Customer Milestones:
  Approximately 6.8 million customers have been served since inception, including 286,000 new customers in the third quarter.
  The number of active customers grew by 9% to approximately 2.0 million.
  The average annual spend per active customer grew $17, or 10%, to approximately $193.

Other Financial Highlights:
  Fulfillment and order processing expenses improved to 10.1% of net sales, down from 11.4% of net sales.
  Inventory turned at an annualized rate of 14 during the quarter.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com™ quarterly conference call on Thursday, October 27, 2005 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-366-7449 (international callers should dial 303-262-2142) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Saturday, October 29, 2005 at 800-405-2236 (enter pass code 11041346) or internationally at 303-590-3000 (enter pass code 11041346) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expenses and stock-based compensation, and adjusted to exclude non-cash charges for impairment of goodwill and other intangible assets and a non-cash litigation settlement. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance and prospects for the future. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided EBITDA measures to investors, management believes that including EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA loss.

drugstore.com, inc. also uses non-GAAP measures in which wholesale OTC sales are excluded from OTC segment sales data. These non-GAAP measures are provided to enhance the user's overall understanding of the company's financial performance in the OTC segment. Management believes that these reporting metrics provide useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results in the OTC segment. By excluding wholesale OTC sales from OTC sales data, the company can more effectively assess the buying behavior of, and the company's financial performance with respect to, its own OTC customers (those customers making purchases through Web sites owned by drugstore.com, inc. and its subsidiaries). However, these non-GAAP measures should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the company's overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude wholesale OTC sales.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists and beauty experts for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "expects," "believes," "anticipates," "intends," "may," "will," "plan," "continue," "forecast," "targeting," "remains," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, including the risk that our new brand campaign may not be successful as we anticipate, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, recent changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a rapidly growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K and 10-Q. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2005	2004	2005	2004

Net sales	$ 96,596	$ 84,287	$ 293,061	$ 256,493

Costs and expenses:
Cost of sales	77,419	67,702	233,791	204,231
Fulfillment and order processing	9,772	9,590	29,423	28,406
Marketing and sales	8,803	5,749	22,645	18,212
Technology and content	3,262	2,256	9,223	6,644
General and administrative	3,709	4,287	11,360	11,342
Amortization of intangible assets	745	1,072	2,298	3,156
Stock-based compensation	378	56	1,631	615
Impairment of goodwill and other intangible assets	—	26,480	—	26,480
Total costs and expenses	104,088	117,192	310,371	299,086

Operating loss	(7,492)	(32,905)	(17,310)	(42,593)

Interest income, net	384	62	903	221

Net loss	$ (7,108)	$ (32,843)	$ (16,407)	$ (42,372)

Basic and diluted net loss per share	$ (0.08)	$ (0.43)	$ (0.18)	$ (0.56)
Weighted average shares outstanding used to compute basic and diluted net loss per share	92,641,952	76,493,041	90,119,313	75,474,903

SUPPLEMENTAL INFORMATION: Gross Profit, Gross Margin, and Adjusted EBITDA Loss (See Note 1 below):
$ in thousands	Three Months Ended		Nine Months Ended
	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004
1. Gross Profit and Gross Margin
Net sales	$ 96,596	$ 84,287	$ 293,061	$ 256,493

Cost of sales	77,419	67,702	233,791	204,231

Gross profit	$ 19,177	$ 16,585	$ 59,270	$ 52,262

Gross margin	19.9%	19.7%	20.2%	20.4%

2. Reconciliation of Net Loss to Adjusted EBITDA Loss (see Note 2 below)
(a) Reconciliation of Net Loss to Adjusted EBITDA Loss Calculated As:
	Three Months Ended		Nine Months Ended
$ in thousands	October 2, 2005	September 26, 2004	October 2, 2005	September 26, 2004

Net loss	$ (7,108)	$ (32,843)	$ (16,407)	$ (42,372)
Amortization of intangible assets	745	1,072	2,298	3,156
Amortization of non-cash marketing	573	573	1,718	1,718
Non-cash litigation settlement	---	475	---	475
Stock-based compensation	378	56	1,631	615
Impairment of goodwill and other intangible assets	---	26,480	---	26,480
Depreciation (see Note 2 below)	1,165	2,083	3,871	5,571
Interest income, net	(384)	(62)	(903)	(221)
Adjusted EBITDA loss	$ (4,631)	$ (2,166)	$ (7,792)	$ (4,578)

NOTE 1: Supplemental information related to the company's gross profit, gross margin and adjusted EBITDA loss for the three and nine months ended October 2, 2005 and September 26, 2004, is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

NOTE 2: Adjusted EBITDA loss is defined as loss before interest, taxes, depreciation, and amortization of intangible assets, non-cash marketing expense and stock-based compensation, and adjusted to exclude non-cash charges for impairment of goodwill and other intangible assets, and a non-cash litigation settlement. Depreciation expense excluded from adjusted EBITDA loss is classified in the following financial statement line items:
	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
	2005	2004	2005	2004
Fulfillment and order processing	$ 438	$ 1,257	$ 1,833	$ 3,782
Marketing and sales	—	—	—	—
Technology and content	617	550	1,659	1,039
General and administrative	110	276	379	750
Depreciation	$ 1,165	$ 2,083	$ 3,871	$ 5,571

(b) Reconciliation of Forecasted Q4 2005 Net Loss Range to Forecasted Q4 2005 EBITDA Loss Range Calculated As:

	Three Months Ended January 1, 2006
	Range High	Range Low
Estimated net loss	$ (6,400)	$ (7,400)
Estimated amortization of intangible assets	650	650
Estimated amortization of non-cash marketing	573	573
Estimated stock-based compensation	427	427
Estimated depreciation	1,400	1,400
Estimated interest income, net	(350)	(350)
Estimated EBITDA loss	$ (3,700)	$ (4,700)

SUPPLEMENTAL INFORMATION: Net sales by reporting segment:
	Three Months Ended
	October 2,	July 3,	September 26,
	2005	2005	2004
Over-the-Counter (OTC)	$ 41,701	$ 43,130	$ 35,249
Mail-order pharmacy	19,249	18,416	16,184
Local pick-up pharmacy	23,363	23,953	22,077
Vision	12,283	11,393	10,777
Consolidated	$ 96,596	$ 96,892	$ 84,287

SUPPLEMENTAL INFORMATION: Reconciliation of OTC Net Sales to OTC Net Sales Excluding Wholesale OTC (see Note 3 below):
	Three Months Ended
	October 2, 2005	July 3, 2005	September 26, 2004
	(in thousands, except orders shipped and per order data)
Over-the-Counter (OTC):
Net sales	$ 41,701	$ 43,130	$ 35,249
Wholesale OTC sales	1,451	1,826	3,612
OTC sales, excluding wholesale OTC	40,250	41,304	31,637

OTC orders shipped	764,211	754,484	635,122
Wholesale OTC orders shipped	68,365	65,846	89,154
OTC orders shipped, excluding wholesale OTC	695,846	688,638	545,968
OTC sales per order shipped, excluding wholesale OTC	$ 58	$ 60	$ 58

NOTE 3: Supplemental information related to the company's OTC sales excluding wholesale OTC sales for the three months ended October 2, 2005, July 3, 2005 and September 26, 2004 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles.

DRUGSTORE.COM, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	October 2, 2005	January 2, 2005
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 15,804	$ 15,491
Marketable securities	30,415	18,728
Accounts receivable, net of allowances	32,807	35,344
Inventories	20,370	19,287
Prepaid marketing expenses	3,644	2,290
Other current assets	2,708	3,027
Total current assets	105,748	94,167

Fixed assets, net	15,341	13,626
Other intangible assets, net	8,101	10,399
Goodwill, net	32,202	32,202
Prepaid marketing expenses and other	6,399	8,117
Total assets	$ 167,791	$ 158,511

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 53,635	$ 57,510
Accrued compensation	3,139	3,559
Accrued marketing expenses	2,809	2,567
Other current liabilities	3,684	3,837
Current portion of long term debt	2,234	1,158
Total current liabilities	65,501	68,631

Deferred income taxes	945	945
Long term debt, less current portion	1,044	1,807

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares--250,000,000
Issued and outstanding shares--92,834,729 and 81,440,927 as of October 2, 2005 and January 2, 2005, respectively	835,378	807,142
Deferred stock-based compensation	(2,245)	(3,598)
Accumulated other comprehensive loss	(9)	—
Accumulated deficit	(732,823)	(716,416)
Total stockholders' equity	100,301	87,128
Total liabilities and stockholders' equity	$ 167,791	$ 158,511

DRUGSTORE.COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Nine Months Ended
	Oct. 2, 2005	Sept. 26, 2004 (4)
Operating Activities:
Net loss	$ (16,407)	$ (42,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,871	5,571
Amortization of marketing and sales agreements	1,718	1,718
Amortization of intangible assets	2,298	3,156
Stock-based compensation	1,631	615
Impairment of goodwill and other intangible assets	---	26,480
Litigation settlement	---	475
Other	100	(19)
Changes in:
Accounts receivable	2,537	(4,794)
Inventories	(1,083)	(2,359)
Other current assets	(1,035)	(256)
Accounts payable, accrued expenses, and other liabilities	(4,206)	1,536
Net cash used in operating activities	(10,576)	(10,249)

Investing Activities:
Purchases of marketable securities	(36,571)	(11,940)
Sales and maturities of marketable securities	24,875	28,770
Purchase of fixed assets	(5,178)	(3,258)
Net cash provided by (used in) investing activities	(16,874)	13,572

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,997	3,991
Proceeds from private placement, net	25,961	---
Advances under revolving line of credit	1,000	---
Principal payments on capital lease and term loan obligations	(1,195)	(332)
Net cash provided by financing activities	27,763	3,659
Net increase in cash and cash equivalents	313	6,982
Cash and cash equivalents at beginning of period	$ 15,491	$ 7,035
Cash and cash equivalents at end of period	$ 15,804	$ 14,017

  Certain prior year amounts have been reclassified to conform to the current year presentation.